UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 7, 2006

Cyberonics, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19806	76-0236465
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Cyberonics Blvd., Houston, Texas		77058
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	2812287200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Compensation of Executive Officers.

As part of its overall compensation program for its executive officers, Cyberonics, Inc. (the "Company") provides performance incentives under annual bonus and overachievement bonus plans. These plans are described generally in the employment agreements for the executive officers, which are on file with the Securities and Exchange Commission.

Bonuses. On June 7, 2006, the Compensation Committee of the Company’s Board of Directors (the "Committee") approved bonuses for the Company’s executive officers, exclusive of the Chief Executive Officer, for fiscal year 2006 determined according to a formula approved by the Committee at the outset of fiscal year 2006. The bonus formula included three factors, each weighted by a predetermined amount, as follows: (1) corporate achievement of actual gross sales versus targeted gross sales, (2) corporate achievement of actual earnings per share versus targeted earnings per share, and (3) individual achievement of individual and department management objectives. Individual achievement for an executive officer is measured by comparing his or her performance against objectives related to the corporate functions for which each executive officer is responsible. The Committee determined that corporate sales and earnings failed to meet the targets established at the outset of the fiscal year and awarded bonuses solely based on achievement of individual objectives. The bonus formula for the Company’s Chief Executive Officer as established by the Committee at the outset of fiscal year 2006 is determined according to a formula based solely on corporate achievement of factors (1) and (2) described above. Accordingly, the Committee did not award a bonus to the Company’s Chief Executive Officer. On June 7, 2006, the Committee also approved a formula for calculation of bonuses for fiscal year 2007 for each of the Company’s executive officers, including the Chief Executive Officer. The fiscal year 2007 bonus formula includes three factors, each weighted by a predetermined amount, as follows: (1) corporate achievement of actual gross sales versus targeted gross sales, (2) corporate achievement of actual earnings per share versus targeted earnings per share, and (3) individual achievement of individual and department management objectives. The formula further includes a provision giving partial credit for achievement of at least 85% or more of the sales and earnings targets.

Overachievement Bonuses. Also on June 7, 2006, the Committee determined that the Company’s executive officers did not earn an overachievement bonus for fiscal year 2006 according to the formula approved by the Committee at the outset of fiscal year 2006. The bonus formula included two factors, each weighted by a predetermined amount, as follows: (1) corporate achievement of actual gross sales versus targeted gross sales, and (2) corporate achievement of actual earnings per share versus targeted earnings per share. The bonus formula for the Company’s Chief Executive Officer included, in addition to the two factors recited above, corporate achievement of actual cash versus targeted cash. On June 7, 2006, the Committee also approved the methodology for the award of overachievement bonuses for fiscal year 2007 for each of the Company’s executive officers, including the Chief Executive Officer, as being solely within the discretion of the Committee, taking into account the Company’s overall financial performance and market capitalization.

Annual Long-Term Equity Incentive Grants. Also on June 7, 2006, the Committee determined that it would award no restricted share or other equity grants to any of the Company’s executive officers.

Base Salaries. Also on June 7, 2006, the Committee determined that it would make no changes in the base salary of the Company’s executive officers for fiscal year 2007.

The bonus amounts approved by the Committee for each of the Company’s executive officers is as follows:

Robert P. Cummins
Chairman of the Board,
President and Chief Executive
Officer
$0

Pamela B. Westbrook
Vice President, Finance and
Administration and Chief
Financial Officer
$37,500

Michael A. Cheney
Vice President of Marketing
and Managing Director of the
Depression Business Unit
$40,000

W. Steven Jennings
Vice President, Sales
$32,500

Richard Rudolph
Vice President, Clinical and
Medical Affairs and Chief
Medical Officer
$37,500

George Parker
Vice President of Human
Resources
$27,313

Shawn P. Lunney
Vice President, Marketing
$32,500

Randal L. Simpson
Vice President, Operations
$30,000

David S. Wise
Vice President, General
Counsel and Secretary
$31,875

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyberonics, Inc.

June 14, 2006	By:	David S. Wise

Name: David S. Wise
Title: Secretary